CERTIFICATE OF INCORPORATION

                                       OF

                          CINERGY INVESTMENTS MPI, INC.


         FIRST: The name of the Corporation is Cinergy Investments MPI, Inc. (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).

         FIFTH: The name and mailing address of the Sole Incorporator is as follows:

                  Deborah M. Reusch
                  P.O. Box 636
                  Wilmington, DE  19899

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
         (2) The Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.
         (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the ByLaws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.
         (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no ByLaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By0Laws had not been adopted.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designed from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore names, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is may act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of September, 1997.



-------------------
Deborah M. Ruesch
Sole Incorporator

                         ACTION OF THE SOLE INCORPORATOR

                                       OF

                          CINERGY INVESTMENTS MPI, INC.


         The undersigned, being the sole incorporator of the Cinergy Investments MPI, Inc., a Delaware corporation (the "Corporation"), hereby adopts the following resolutions in lieu of a meeting, pursuant to Section 108(c) of the General Corporation Law of the State of Delaware:

         RESOLVED, that the proposed form of By-Laws is hereby adopted as and for the By-Laws of the Corporation.

         RESOLVED, that the number of directors constituting the Board of Directors is hereby fixed at three and that the following persons are hereby elected as directors of the corporation to serve until the first Annual Meeting of Stockholders and until their successors shall be elected and duly qualified:

                                 James E. Rogers
                                 Cheryl M. Foley
                               Madeleine W. Ludlow

RESOLVED, that the Board of Directors of the Corporation is hereby authorized and directed to issue from time to time the shares of capital stock of the Corporation, now or hereafter authorized, wholly or partly for cash, for labor done, or services performed, or for personal property, or real property or leases thereof, received for the use and lawful purposed of the Corporation, or for any consideration, permitted by law, as in the discretion of the Board of Directors may seem for the best interest of the Corporation.

         IN WITNESS WHEREOF, the undersigned has duly executed this instrument this 3rd day of September, 1997.


-------------------
Deborah M. Reusch
Sole Incorporator